UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2015

Dendreon Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35546	22-3203193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 2nd Avenue, Seattle, Washington	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously announced, on November 10, 2014, Dendreon Corporation (the “Company”) and its wholly owned subsidiaries, Dendreon Holdings, LLC, Dendreon Distribution, LLC and Dendreon Manufacturing, LLC (collectively, together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On November 9, 2014, as previously disclosed, the Debtors and (i) certain holders representing approximately 47.8% and (ii) certain other holders representing approximately 35.9% of the outstanding principal amount of the Company’s 2.875% Convertible Senior Notes due 2016 (the “2016 Notes”) entered into two separate Plan Support Agreements (as amended and restated, the “PSAs”). Under the terms of the PSAs, the parties agreed to work to effectuate a restructuring of the Debtors’ obligations pursuant to a stand-alone plan of reorganization in Chapter 11 under which holders of the 2016 Notes would receive new shares of common stock in the reorganized Company, subject to the outcome of the competitive process contemplated in the PSAs (the “Competitive Process”). On December 17, 2014, the Bankruptcy Court entered an order that, among other matters, established the bidding procedures (the “Bidding Procedures”) proposed to be employed with respect to the Competitive Process and established the deadline for submitting Qualified Bids (as defined in the Bidding Procedures).

As previously disclosed, on January 29, 2015, the Debtors entered into an acquisition agreement (the “Original Acquisition Agreement”) with Valeant Pharmaceuticals International, Inc. (the “Purchaser”), pursuant to which the Purchaser agreed to acquire substantially all of the assets and certain liabilities of the Debtors for $296 million. On February 4, 2015, the Debtors and the Purchaser entered into an amended and restated acquisition agreement (the “Amended and Restated Acquisition Agreement”), which amends certain terms of the Original Acquisition Agreement and provides for an aggregate purchase price of $400 million. The Amended and Restated Acquisition Agreement is subject to a number of closing conditions, including approval by the Bankruptcy Court; the absence of a governmental order or other legal prohibition related to the transaction; the accuracy of representations and warranties of the parties, subject to certain qualifications; and material compliance with the obligations set forth in the Amended and Restated Acquisition Agreement.

The asset sale pursuant to the Amended and Restated Acquisition Agreement is expected to be conducted under the provisions of Section 363 of the Bankruptcy Code and will be subject to the Bidding Procedures and receipt of higher or otherwise better bid(s) at auction. The Amended and Restated Acquisition Agreement calls for the Debtors to pay a break-up fee equal to 3% of the purchase price, or $12 million, and an expense reimbursement amount not to exceed $1 million in certain circumstances, including if the Debtors consummate another sale or restructuring transaction.

The foregoing description of the Amended and Restated Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Acquisition Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01.  Other Events.

On February 5, 2015, the Bankruptcy Court entered an order (the “Order”) approving (i) the Purchaser as the “stalking horse” bidder for the assets identified in the Amended and Restated Acquisition Agreement, (ii) the bid protections provided by the Amended and Restated Acquisition Agreement, and (iii) the rescheduling of the deadline for Qualified Bids to 5:00 p.m. (prevailing Eastern Time) on February 10, 2015, the date for the auction (if Qualified Bids are received) to February 12, 2015 and the date for the sale hearing to approve the sale of substantially all of the Debtors’ assets to February 20, 2015. A copy of the Order is attached hereto as Exhibit 99.1.

A copy of the press release announcing the entry by the Debtors into the Amended and Restated Acquisition Agreement is attached hereto as Exhibit 99.2.

Cautionary Statements Regarding the Chapter 11 Cases

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities. The Bankruptcy Court has entered an order that places limitations on trading in the Company’s common stock, including options and certain other rights to acquire common stock, and certain instruments convertible into common stock, during the pendency of the bankruptcy proceedings.

A plan of reorganization or liquidation will likely result in holders of the Company’s capital stock receiving no distribution on account of their interests and cancellation of their existing stock. If certain requirements of the Bankruptcy Code are met, a Chapter 11 plan can be confirmed notwithstanding its rejection by the Company’s equity securityholders and notwithstanding the fact that such equity securityholders do not receive or retain any property on account of their equity interests under the plan. The stand-alone plan of reorganization provided for under the PSAs contemplates no recovery for the Company’s equity securityholders. In addition, the purchase price provided by the Amended and Restated Acquisition Agreement does not exceed the Company’s prepetition obligations to creditors, and therefore consummation of such transaction followed by a liquidation under a Chapter 11 plan would provide no recovery for the Company’s equity securityholders.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this Current Report and the exhibits attached hereto (collectively, this “Current Report”) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that are not statements of historical fact, including statements regarding the satisfaction of conditions to the closing of the proposed asset sale, the potential of the proposed asset sale and the expectation that the Chapter 11 filings will enable the Company to sell its assets in an orderly manner and maximize value for its stakeholders and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Current Report should be considered forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions are often used to identify forward-looking statements. Actual results or events could differ materially from those indicated in forward-looking statements as a result of risks and uncertainties, including, among others, the potential adverse impact of the Chapter 11 Cases on the Company’s liquidity or results of operations, changes in the Company’s ability to meet financial obligations during the Chapter 11 process or to maintain contracts that are critical to the Company’s operations, the outcome or timing of the Chapter 11 process and the proposed stand-alone restructuring, asset sale or plan sale (including the likelihood of other Qualified Bids, an auction or consummation of the proposed asset sale), the effect of the Chapter 11 Cases or proposed stand-alone restructuring, asset sale or plan sale on the Company’s relationships with third parties, regulatory authorities and employees, proceedings that may be brought by third parties in connection with the Chapter 11 process or the proposed stand-alone restructuring, asset sale or plan sale, Bankruptcy Court approval or other conditions or termination events in connection with the proposed stand-alone restructuring, asset sale or plan sale, and the timing or amount of any distributions to the Company’s stakeholders. For a discussion of some of the additional risks and important factors that the Company believes could cause actual results or events to differ from the forward-looking statements that it makes, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results or events to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Current Report. Any forward-looking statements speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information Regarding the Chapter 11 Cases

Information about the Chapter 11 process, as well as court filings and other documents related to the reorganization proceedings, is available through the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/dendreon or 844-794-3479. Information contained on, or that can be accessed through, such web site or the Bankruptcy Court’s web site is not part of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

2.1	Amended and Restated Acquisition Agreement, dated as of February 4, 2015, by and among Dendreon Corporation, Dendreon Holdings, LLC, Dendreon Distribution, LLC and Dendreon Manufacturing, LLC, and Valeant Pharmaceuticals International, Inc. (Schedules and exhibits have been omitted from this exhibit pursuant to Item
601(b)(2) of Regulation S-K and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibits to the U.S. Securities and Exchange Commission upon request.)

99.1	Order Approving Stalking Horse Bidder, Authorizing Bid Protections in Connection with the Sale of Substantially All of the Debtors’ Assets, Rescheduling the Hearing to Approve Such Sale and Granting Related Relief, entered by the United States Bankruptcy Court for the District of Delaware on February 5, 2015

99.2	Press Release, dated February 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

Date: February 6, 2015	By:	/s/ Robert L. Crotty
Name: Robert L. Crotty
Title: Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Amended and Restated Acquisition Agreement, dated as of February 4, 2015, by and among Dendreon Corporation, Dendreon Holdings, LLC, Dendreon Distribution, LLC and Dendreon Manufacturing, LLC, and Valeant Pharmaceuticals International, Inc. (Schedules and exhibits have been omitted from this exhibit pursuant to Item
601(b)(2) of Regulation S-K and are not filed herewith. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibits to the U.S. Securities and Exchange Commission upon request.)
99.1	Order Approving Stalking Horse Bidder, Authorizing Bid Protections in Connection with the Sale of Substantially All of the Debtors’ Assets, Rescheduling the Hearing to Approve Such Sale and Granting Related Relief, entered by the United States Bankruptcy Court for the District of Delaware on February 5, 2015
99.2	Press Release, dated February 5, 2015